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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 11, 2002 included in Visual Data Corporation's Form 10-KSB for the year ended September 30, 2001, and our report dated February 7, 2002 included in Visual Data Corporation's Form 8-K dated March 28, 2002, and to all references to our Firm included in this registration statement.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
May 24, 2002.